Exhibit 99.1
Inari Medical Reports First Quarter 2023 Financial Results

IRVINE, CALIFORNIA – May 3, 2023 (GLOBE NEWSWIRE) – Inari Medical, Inc. (NASDAQ: NARI) (“Inari”), a medical device company with a mission to treat and transform the lives of patients suffering from venous and other diseases, today reported financial results for its first quarter ended March 31, 2023.

First Quarter Financial and Recent Business Highlights

•Generated revenue of $116.2 million in the first quarter of 2023, up 7.8% sequentially and 33.9% over the same quarter last year.
•Announced highly positive results from the FLAME study in high-risk/massive pulmonary embolism at the 2023 American College of Cardiology conference.
•Ended the quarter with $328.4 million in cash, cash equivalents and short-term investments.

“Our strong financial performance in the first quarter reflected consistent execution across all of our growth drivers,” said Drew Hykes, CEO of Inari Medical. “We announced positive results from our FLAME study, which we believe will serve to change the standard of care for the treatment of high-risk PE. We also received FDA clearance for several new products that will drive market expansion while further distancing Inari from both existing and future competition. Our commitment to patients has never been stronger.”

First Quarter 2023 Financial Results

Revenue was $116.2 million for the first quarter of 2023, compared to $86.8 million for the first quarter of 2022 and $107.8 million for the prior quarter. The increase over prior periods was driven primarily by continued commercial expansion, increased adoption of our procedures, and introduction of new products.

Gross profit was $102.4 million for the first quarter of 2023, compared to $76.8 million for the same period of 2022. Gross margin was 88.2% for the first quarter of 2023, compared to 88.5% for the same period in the prior year. The slight decrease in gross margin was primarily due to the increase in costs associated with the addition of new components offered under our FlowTriever system price partially offset by manufacturing efficiencies.

Operating expenses for the first quarter of 2023 were $107.8 million, compared to $79.9 million for the first quarter of 2022. The increase was mainly driven by personnel-related expenses, including stock-based compensation, as we increased headcount to fund the expansion of the commercial, research and development, clinical, and support organizations.

Net loss was $2.2 million for the first quarter of 2023 and net loss per share was $0.04 on a weighted-average basic and diluted share count of 54.8 million, compared to a net loss of $3.1 million and a net loss per share of $0.06 on a weighted-average basic and diluted share count of 51.0 million, in the same period of the prior year.

Full-Year 2023 Revenue Guidance
For the full year 2023, we are revising our revenue guidance to a range of $478 million to $488 million, an increase of $8.0 million from our original guidance range of $470 million to $480 million.

Webcast and Conference Call Information
Inari Medical will host a conference call to discuss the first quarter 2023 financial results after market close on Wednesday, May 3, 2023 at 1:30 p.m. Pacific Time / 4:30 p.m. Eastern Time. The conference call can be accessed live by dialing 844-825-9789 for domestic callers or 412-317-5180 for international callers. The live webinar may be accessed by visiting the Events Section of the Inari investor relations website at ir.inarimedical.com.

About Inari Medical, Inc.
Patients first. No small plans. Take care of each other. These are the guiding principles that form the ethos of Inari Medical. We are committed to improving lives in extraordinary ways by creating innovative solutions for both unmet and underrecognized health needs. In addition to our purpose-built products, we leverage our capabilities in education, clinical research, and program development to improve patient outcomes. We are passionate about our mission to establish our treatments as the standard of care for venous thromboembolism and beyond. We are just getting started.

Forward Looking Statements
Statements in this press release may contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 that are subject to substantial risks and uncertainties. Forward-looking statements contained in this press release may be identified by the use of words such as “may,” “will,” “should,” “expect,” “plan,” “anticipate,” “could,” “intend,” “target,” “project,” “contemplate,” “believe,” “estimate,” “predict,” “potential” or “continue” or the negative of these terms or other similar expressions. Forward-looking statements include estimated full year 2023 revenue and utility of clinical data results, and are based on Inari’s current expectations, forecasts, and assumptions, are subject to inherent uncertainties, risks and assumptions that are difficult to predict, and actual outcomes and results could differ materially due to a number of factors. These and other risks and uncertainties include those described more fully in the section titled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operation” and elsewhere in its Annual Report on Form 10-K for the period ended December 31, 2022, and in its other reports filed with the U.S. Securities and Exchange Commission. Forward-looking statements contained in this announcement are based on information available to Inari as of the date hereof and are made only as of the date of this release. Inari undertakes no obligation to update such information except as required under applicable law. These forward-looking statements should not be relied upon as representing Inari’s views as of any date subsequent to the date of this press release. In light of the foregoing, investors are urged not to rely on any forward-looking statement in reaching any conclusion or making any investment decision about any securities of Inari.

Investor Contact:
ICR Westwicke
Caroline Corner
Phone +1-415-202-5678
caroline.corner@westwicke.com

INARI MEDICAL, INC.
Condensed Consolidated Statements of Operations and Comprehensive Income (Loss)
(in thousands, except share and per share data)
(unaudited)

	Three Months Ended March 31,
	2023	2022
Revenue	$116,167	$86,752
Cost of goods sold	13,741	9,967
Gross profit	102,426	76,785
Operating expenses
Research and development	22,064	16,135
Selling, general and administrative	85,700	63,732
Total operating expenses	107,764	79,867
Loss from operations	(5,338)	(3,082)
Other income (expense)
Interest income	4,145	50
Interest expense	(40)	(73)
Other income (expense)	39	(24)
Total other income (expense)	4,144	(47)
Loss before income taxes	(1,194)	(3,129)
Provision for income taxes	1,024	—
Net loss	$(2,218)	$(3,129)
Other comprehensive income (loss)
Foreign currency translation adjustments	9	(117)
Unrealized loss on available-for-sale debt securities	(865)	(248)
Total other comprehensive loss	(856)	(365)
Comprehensive loss	$(3,074)	$(3,494)
Net loss per share
Basic	$(0.04)	$(0.06)
Diluted	$(0.04)	$(0.06)
Weighted average common shares used to compute net loss per share
Basic	54,756,024	50,954,715
Diluted	54,756,024	50,954,715

INARI MEDICAL, INC.
Condensed Consolidated Balance Sheets
(in thousands, except share data)
(unaudited)

	March 31, 2023	December 31, 2022
Assets
Current assets
Cash and cash equivalents	$56,562	$60,222
Short-term investments in debt securities	271,884	266,179
Accounts receivable, net	55,719	58,611
Inventories, net	36,499	32,581
Prepaid expenses and other current assets	4,942	5,312
Total current assets	425,606	422,905
Property and equipment, net	21,245	21,655
Operating lease right-of-use assets	50,599	50,703
Deposits and other assets	9,084	8,889
Total assets	$506,534	$504,152
Liabilities and Stockholders' Equity
Current liabilities
Accounts payable	$7,352	$7,659
Payroll-related accruals	28,443	38,955
Accrued expenses and other current liabilities	11,018	8,249
Operating lease liabilities, current portion	1,527	1,311
Total current liabilities	48,340	56,174
Operating lease liabilities, noncurrent portion	31,458	30,976
Total liabilities	79,798	87,150
Commitments and contingencies
Stockholders' equity
Preferred stock, $0.001 par value, 10,000,000 shares authorized, no shares issued and outstanding as of March 31, 2023 and December 31, 2022	—	—
Common stock, $0.001 par value, 300,000,000 shares authorized as of March 31, 2023, and December 31, 2022; 57,083,716 and 54,021,656 shares issued and outstanding as of March 31, 2023 and December 31, 2021, respectively	57	54
Additional paid in capital	475,754	462,949
Accumulated other comprehensive (loss) income	(7)	849
Accumulated deficit	(49,068)	(46,850)
Total stockholders' equity	426,736	417,002
Total liabilities and stockholders' equity	$506,534	$504,152